Exhibit 2.5

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BARBARA K. CEGAVSKE

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(775) 684-5706

Filed in the office of	Business Number E0433562012-7
/s/ Barbara K. Cegavske	Filing Number
Barbara K. Cegavske	20190071798.
Secretary of State	Filed On
State of Nevada	07/31/2019 10:43:59 AM.

Certificate of Amendment

by Custodian

NRS 78.347

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1.  Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2.  Enter any criminal, administrative, civil or National Assoc. of Securities Dealers, inc., violations, investigations or convictions concerning the custodian or affiliates.

3.  Custodian statement affirming reasonable attempts were made to contact officers and/or directors of the corporation.

4.  Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity information:	Name of entity as on file with the Nevada Secretary of State:
STARSTREAM ENTERTAINMENT, INC.

	Entity or Nevada Business Identification Number (NVID):	NV20121508795

2. Disclosures:	Any previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission investigations, violations or convictions concerning the custodian and any affiliate of the custodian are disclosed as follows:

3. Custodian Statement:	Reasonable attempts were made to contact the officers or directors of the corporation to request that the corporation comply with corporate formalities and to continue its business. I am continuing the business and attempting to further the interests of the shareholders. I will reinstate or maintain the corporate charter.
4. Signature: (Required)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

	X Small Cap Compliance, LLC	7/31/2019 10:11:50 AM
	Signature of General Partner	Date

This form must be accompanied by appropriate fees.

Page 1 of 1 Revised: 1/1/2019

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